Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(34,914,769)
Realized Gain (Loss) on Swap Contracts	27,351,912
Unrealized Gain (Loss) on Market Value of Commodity Futures	205,471,059
Unrealized gain (loss) on Fair Value of Swap Contracts	(193)
Dividend Income	2,289,652
Interest Income	2,268,125
ETF Transaction Fees	19,000
Total Income (Loss)	$202,484,786

Expenses
General Partner Management Fees	$785,745
Professional Fees	168,225
Brokerage Commissions	51,505
Directors' Fees and insurance	69,312
NYMEX License Fee	26,192
Total Expenses	$1,100,979
Net Income (Loss)	$201,383,807

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 10/1/22	$1,949,443,578
Additions (3,400,000 Shares)	238,893,239
Withdrawals (3,400,000 Shares)	(242,572,266)
Net Income (Loss)	201,383,807

Net Asset Value End of Month	$2,147,148,358
Net Asset Value Per Share (29,923,603 Shares)	$71.75

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596